Exhibit 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS FIRST QUARTER NET INCOME OF
$1.0 MILLION OR $0.12 PER DILUTED SHARE

ALBANY, Ga. (April 30, 2012) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended March 31, 2012.  Highlights of the Company's results for the first quarter 2012 include:

•	Net income of $1.0 million or $0.12 per diluted share compared with net income of $1.2 million or $0.15 per diluted share for the first quarter of 2011;
•
Excluding special items for each quarter, net income was $1.2 million or $0.15 per diluted share for 2012 versus a net loss of $3,000 or $0.00 per diluted share for 2011 (see reconciliation of non-GAAP items);

•	Organic loan growth, excluding loans acquired in FDIC-assisted acquisitions, of $44.2 million or 11% from 2011;
•	Loans acquired through FDIC-assisted acquisitions increased $22.3 million or 25% from the first quarter of 2011;
•	A decrease in provision for loan losses of $200,000 for the first quarter of 2012 compared with the same quarter for 2011;
•	A significant decrease in annualized net charge-offs to 0.24% for the first quarter of 2012 from 2.80% for the first quarter of 2011; and
•	A slight decline in nonperforming assets (NPAs) to total assets, excluding assets acquired in FDIC-assisted acquisitions, to 1.27% for 2012 from 1.29% for 2011.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "During the first quarter of 2012, Heritage Financial Group continued to post improving results.  Excluding the effects of special items associated with acquisitions, net income per diluted share increased to $0.15 for the first quarter of 2012 versus essentially flat earnings in the year-earlier quarter.   Importantly, this improvement reflected both organic growth across most of our markets as well as the contribution of two FDIC-assisted acquisitions completed during 2011.  With respect to acquisitions, we are pleased with our integration activities over the past year, which have been very successful, providing us with a sense of optimism about the prospects for seizing additional opportunities to expand in the months and years ahead."

Regarding expansion activity, Dorminey noted that the Company recently signed a definitive agreement to purchase a branch office in Auburn, Alabama, marking the Company's initial entry into that state.  When completed, the purchase is expected to add approximately $13 million in loans and approximately $20 million in deposits.  While this acquisition is small, we view the Auburn-Opelika area as one of the most attractive markets in the state of Alabama, characterized by low unemployment and a dynamic economic environment, and it is home to Auburn University and is in close proximity to two automobile manufacturing plants, along with their related suppliers in the area.  The Company also recently announced that it will open a new commercial banking office in Macon, Georgia, after entering that market in August 2011 with a mortgage loan office.  The Company considers Macon to be a strategically important and vibrant market and an attractive expansion opportunity.

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HBOS Reports First Quarter 2012 Results

April 30, 2012

During the first quarter, the Company also closed the single branch it acquired in Statesboro in connection with the August 2011 FDIC-assisted acquisition of First Southern National Bank.  Management was pleased to see continued strong and loyal support from its new First Southern customers during and following this consolidation effort to improve efficiency and reduce costs.

In closing, Dorminey added, "We were pleased with our company's overall progress in the first quarter and consider it a solid start to the new year.  Importantly, we saw meaningful improvements in credit quality and, thus, were able to reduce our provision for loan losses.  While the first quarter did include some acquisition-related expenses associated with the closing of the First Southern office, it marked the beginning of a return to a more normalized level of noninterest expenses following two years of heightened expansion activity.  Throughout the remainder of the year, we will continue to focus aggressively on efforts to reduce our operating expenses.  We also are taking steps to enhance revenue through loan growth, as evidenced by our core portfolio growth and our entrance into the Auburn and Macon markets."

Capital Initiatives

The Company's estimated total risk-based capital ratio at March 31, 2012, was 22.2%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 11.2% as of March 31, 2012.

During the first quarter of 2012, the Company repurchased approximately 43,000 shares under its stock repurchase program.  The program, which expires in July 2012 unless completed sooner or otherwise extended, has a remaining authorization to repurchase approximately 438,000 shares.  Additionally, in February 2012, Heritage Financial Group's Board of Directors increased the Company's quarterly cash dividend 33% to $0.04 per share.

First Quarter 2012 Results of Operations

The Company reported net income of $1.0 million or $0.12 per diluted share for the first quarter in 2012 compared with net income of $1.2 million or $0.15 per diluted share for the first quarter in 2011.  However, the Company's results for the first quarters of 2012 and 2011 included special items that affect comparability.  Results for the first quarter of 2012 included acquisition-related expenses of $246,000 net of tax, while the results of the year-earlier quarter included a bargain purchase gain and acquisition-related expenses that together totaled $1.2 million net of tax.  Excluding these special items, the Company's adjusted net income for the first quarter of 2012 was $1.2 million or $0.15 per diluted share compared with a net loss of $3,000 or $0.00 per diluted share for the first quarter of 2011 (see reconciliation of non-GAAP items).

The $244,000 quarter-over-quarter reduction in reported earnings was primarily the result of the following items:

•
Reduced noninterest income of $2.1 million, reflecting a $2.3 million bargain purchase gain associated with the Citizens FDIC-assisted acquisition during the first quarter of 2011 and $498,000 of negative accretion of the FDIC loss-share receivable during the first quarter of 2012, partially offset by improvement in mortgage banking fees of $421,000 and bankcard services income of $238,000;

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HBOS Reports First Quarter 2012 Results

April 30, 2012

•
Increased noninterest expense of $2.4 million due to higher salaries and employment benefits of $1.2 million and increased equipment and occupancy expense of $528,000, driven by the acquisition-related hiring of an additional 51 full-time equivalent employees, as well as growth in most other noninterest expense categories; offset by

•	Improved net interest income of $3.7 million due to growth in interest-earning assets and a reduction in the cost of interest-bearing deposits; and
•	Lower provision expense of $200,000 reflecting lower net charge-offs compared with the 2011 quarter.

Net interest income for the first quarter of 2012 increased 62% to $9.7 million from $6.0 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing deposits.  The Company's net interest margin for the first quarter of 2012 increased 30 basis points to 4.49% on a linked-quarter basis from 4.19% for the fourth quarter of 2011 and 107 basis points from 3.42% in the year-earlier period.  The improvement in the first quarter of 2012 net interest margin on a linked-quarter basis was driven by an increase in loan yields on the Company's FDIC-assisted loan portfolios, coupled with a decline in the cost of interest-bearing deposits as rates continue to reset to lower levels.

In the first quarter of 2012, the Company continued to achieve loan growth, with its loan portfolio increasing $15.2 million organically on a linked-quarter basis and advancing $44.2 million overall compared with the year-earlier quarter.  For the first quarter ended 2012, the Company's loan portfolio, including loans acquired through FDIC-assisted acquisitions, totaled $562.5 million, which increased $1.9 million on a linked-quarter basis as a result of organic loan growth of $15.2 million.  This increase was partially offset by loan pay-downs in the FDIC-assisted portfolios.  Total deposits stood at $868.7 million at the end of the first quarter of 2012, down 2% or $15.5 million from $884.2 million for the fourth quarter of 2011, driven primarily by planned runoff of time deposits.

Accounting for FDIC-Assisted Loans

The Company performs ongoing assessments of the estimated cash flows of its acquired FDIC-assisted loan portfolios.  The fair value of the FDIC-assisted loan portfolios consisted of $95.5 million in covered and $17.4 million in non-covered loans for the first quarter ended 2012 compared with $107.5 million in covered and $18.7 million in non-covered loans for the fourth quarter ended 2011.  The principal balance of the FDIC-assisted loan portfolios totaled $209.8 million for the first quarter ended 2012 compared with $228.4 million as of the fourth quarter ended 2011.  The details of the accounting for the FDIC-assisted loan portfolios for the first quarter of 2012 are as follows:

•	Covered loans acquired in FDIC-assisted acquisitions decreased $12.0 million to $95.5 million;
•	Non-covered loans acquired in FDIC-assisted acquisitions decreased $1.3 million to $17.4 million;
•	The FDIC loss-share receivable associated with covered loans acquired in FDIC-assisted acquisitions decreased $1.0 million to $82.9 million;
•	The accretion for the FDIC loss-share receivable turned negative $498,000;
•	The non-accretable discount decreased $5.4 million to $84.1 million; and
•	The accretable discount decreased $100,000 to $12.7 million.

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HBOS Reports First Quarter 2012 Results

April 30, 2012

For the first quarter ended 2012, net charge-offs for both the covered and non-covered loans were fully provided by the associated loan discounts and expected reimbursement from the FDIC and did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with covered FDIC-assisted loans decreased $1.0 million from $83.9 million for the prior quarter to $82.9 million primarily, driven by negative accretion of $843,000 affecting the loss-share receivable asset that was associated with the improvement in expected cash flows of the loss-share performing portfolios.

The non-accretable discount decreased to $84.1 million at the end of the first quarter of 2012 from $89.5 million on a linked-quarter basis, primarily driven by the clearing of $3.9 million of discount in conjunction with the resolution of the FDIC-assisted loans and transfers to accretable discount of $1.5 million.  The accretable discount decreased to $12.7 million for the current quarter from $12.8 million on a linked-quarter basis, primarily due to loan discount accretion of $1.6 million that was partially offset by the transfer from the non-accretable discount as a result of the improvement in cash flows.

Asset Quality

Net charge-offs to average outstanding loans on an annualized basis, excluding loans acquired in FDIC-assisted acquisitions, were down sharply to 0.24% for the first quarter of 2012 versus 2.80% for the first quarter of 2011.  Total nonperforming loans, excluding loans acquired in FDIC-assisted acquisitions, were $10.7 million or 2.38% of total loans for the first quarter of 2012 compared with $9.1 million or 2.24% of total loans for the same quarter in 2011.  Other real estate owned and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, were $3.0 million for the first quarter of 2012, down from $3.2 million for the same quarter in 2011.

The provision for loan losses decreased to $400,000 for the first quarter of 2012 from $600,000 for the same quarter in 2011, reflecting primarily a decline in annualized net charge-offs.  For the first quarter in 2012, the allowance for loan losses represented 1.70% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 1.51% for the first quarter in 2011.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 21 full-service branch locations, 11 mortgage offices, and 3 investment offices.  As of March 31, 2012, the Company reported total assets of approximately $1.1 billion and total stockholders' equity of approximately $125 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

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HBOS Reports First Quarter 2012 Results

April 30, 2012

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2011 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports First Quarter 2012 Results

April 30, 2012

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Total noninterest income	$2,783	$4,841
Bargain purchase gain	--	(2,334)
Adjusted noninterest income	$2,783	$2,507

Total noninterest expense	$10,801	$8,398
Acquisition-related expenses	(331)	(282)
Adjusted noninterest expense	$10,470	$8,116

Net income as reported	$971	$1,215
Bargain purchase gain and acquisition-related expenses, net of tax*	246	(1,218)
Adjusted net income (loss)	$1,217	$(3)

Diluted earnings per share	$0.12	$0.15
Bargain purchase gain and acquisition-related expenses, net of tax*	0.03	(0.15)
Adjusted diluted earnings (loss) per share	$0.15	$(0.00)

* The effective tax rate is used for the period presented to determine net of tax amounts.

Net Income (Loss) and Diluted Earnings (Loss) Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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HBOS Reports First Quarter 2012 Results

April 30, 2012
HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Interest income	$11,659	$8,624
Interest expense	1,935	2,591
Net interest income	9,724	6,033
Provision for loan losses	400	600
Net interest income after provision for loan losses	9,324	5,433
Noninterest income	2,783	4,841
Noninterest expense	10,801	8,398
Income before income taxes	1,306	1,876
Income tax expense	335	661
Net income	$971	$1,215
Net income per share:
Basic	$0.12	$0.15
Diluted	$0.12	$0.15
Weighted average shares outstanding:
Basic	8,144,382	8,186,502
Diluted	8,145,730	8,187,835
Dividends declared per share	$0.04	$0.03

	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
Total assets	$1,075,510	$1,089,852	$951,918
Cash and cash equivalents	22,438	34,521	64,580
Interest-bearing deposits in banks	47,174	43,101	21,800
Securities available for sale	264,535	259,017	220,803
Loans	562,495	560,620	496,067
Allowance for loan losses	7,629	7,494	6,138
Total deposits	868,743	884,187	731,088
Federal Home Loan Bank advances	35,000	35,000	60,000
Stockholders' equity	125,067	124,136	121,331

-END-

Heritage Financial Group, Inc.	Page 1 of 6
First Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Income Statement Data
Interest income
Loans	$10,147	$7,145
Loans held for sale	182	8
Securities - taxable	979	1,207
Securities - nontaxable	299	211
Federal funds sold	15	13
Interest-bearing deposits in banks	37	40
Total interest income	11,659	8,624
Interest expense
Deposits	1,263	1,848
Other borrowings	672	743
Total interest expense	1,935	2,591
Net interest income	9,724	6,033
Provision for loan losses	400	600
Net interest income after provision for loan losses	9,324	5,433
Non-interest income
Service charges on deposit accounts	1,020	1,051
Bankcard services income	824	586
Other service charges, fees & commissions	85	74
Brokerage fees	446	354
Mortgage banking fees	689	268
Bank owned life insurance	140	145
Gain on sale of securities	42	-
Bargain purchase gain	-	2,334
Accretion of FDIC loss-share receivable	(498)	-
Other	35	29
Total non-interest income	2,783	4,841
Non-interest expense
Salaries and employee benefits	5,536	4,328
Equipment	667	351
Occupancy	657	445
Advertising & marketing	180	164
Legal & accounting	119	210
Consulting & other professional fees	119	179
Director fees & retirement	165	227
Telecommunications	231	145
Supplies	154	95
Data processing fees	821	518
(Gain) loss on sale and write-downs of other real estate owned	(7)	402
Loss on sale and write-downs of FDIC acquired other real estate	174	-
Foreclosed asset expenses	221	170
Foreclosed FDIC acquired asset expenses	162	-
FDIC insurance and other regulatory fees	245	293
Acquisition related expenses	331	282
Deposit Intangible expense	201	95
Other operating	825	494
Total non-interest expense	10,801	8,398
Income before taxes	1,306	1,876
Applicable income tax	335	661
Net income	$971	$1,215

Weighted average shares - basic	8,144,382	8,186,502
Weighted average shares - diluted	8,145,730	8,187,835

Basic earnings per share	$0.12	$0.15
Diluted earnings per share	0.12	0.15
Cash dividend declared per share	0.04	0.03

Heritage Financial Group, Inc.	Page 2 of 6
First Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	March 31,
	2012	2011
Balance Sheet Data (Ending Balance)
Total loans	$562,495	$496,067
Loans held for sale	4,731	2,642
Covered loans	95,493	62,372
Allowance for loan losses	7,629	6,138
Total foreclosed assets	12,117	10,577
Covered other real estate owned	8,445	7,361
FDIC loss-share receivable	82,925	58,174
Intangible assets	4,647	4,713
Total assets	1,075,510	951,918
Non-interest-bearing deposits	88,582	63,134
Interest-bearing deposits	780,161	667,954
Federal Home Loan Bank advances	35,000	60,000
Federal funds purchased and securities
sold under agreement to repurchase	37,227	31,509
Stockholders' equity	125,067	121,331
Total shares outstanding	8,668,752	8,712,750

Unearned ESOP shares	425,813	478,996

Book value per share	$15.17	$14.74
Tangible book value per share (non-GAAP)	14.61	14.16
Market value per share	11.82	12.73

	Three Months Ended
	March 31,
	2012	2011
Average Balance Sheet Data
Average interest-bearing deposits in banks	$37,999	$16,150
Average federal funds sold	22,363	24,111
Average investment securities	257,863	228,530
Average loans	560,385	456,851
Average mortgage loans held for sale	4,550	737
Average FDIC loss-share receivable	84,017	27,489
Average earning assets	883,160	726,379
Average assets	1,074,260	858,398
Average noninterest-bearing deposits	84,920	52,414
Average interest-bearing deposits	784,944	586,129
Average total deposits	869,864	638,543
Average federal funds purchased and securities
sold under agreement to repurchase	33,822	31,568
Average Federal Home Loan Bank advances	35,000	61,749
Average interest-bearing liabilities	853,766	679,446
Average stockholders' equity	125,503	120,248

Performance Ratios
Annualized return on average assets	0.36%	0.57%
Annualized return on average equity	3.09%	4.04%
Net interest margin	4.49%	3.42%
Net interest spread	4.46%	3.32%
Efficiency ratio	86.36%	77.23%

Capital Ratios
Average stockholders' equity to average assets	11.7%	14.0%
Tangible equity to tangible assets (non-GAAP)	11.2%	12.3%
Tier 1 leverage ratio (1)	11.4%	13.4%
Tier 1 risk-based capital ratio (1)	21.0%	23.3%
Total risk-based capital ratio (1)	22.2%	24.5%

Other Information
Full-time equivalent employees	324	273
Number of full-service offices	21	20
Mortgage loan offices	11	5
Investment offices	3	2

(1)  March 31, 2012 consolidated ratios may be subject to change pending the filing of an amendment to our call report; all other periods are presented as filed.

Heritage Financial Group, Inc.	Page 3 of 6
First Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison for the Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Income Statement Data
Interest income
Loans	$10,147	$9,945	$8,774	$7,564	$7,145
Loans held for sale	182	198	45	46	8
Securities - taxable	979	1,095	1,013	1,221	1,207
Securities - nontaxable	299	251	207	211	211
Federal funds sold	15	15	16	16	13
Interest-bearing deposits in banks	37	65	93	51	40
Total interest income	11,659	11,569	10,148	9,109	8,624
Interest expense
Deposits	1,263	1,671	2,048	1,983	1,848
Other borrowings	672	686	687	684	743
Total interest expense	1,935	2,357	2,735	2,667	2,591
Net interest income	9,724	9,212	7,413	6,442	6,033
Provision for loan losses	400	595	1,000	700	600
Net interest income after provision for loan losses	9,324	8,617	6,413	5,742	5,433
Non-interest income
Service charges on deposit accounts	1,020	1,237	1,267	1,222	1,051
Bankcard services income	824	691	684	674	586
Other service charges, fees & commissions	85	188	62	75	74
Brokerage fees	446	298	328	406	354
Mortgage banking fees	689	674	719	624	268
Bank owned life insurance	140	148	146	149	145
Life insurance proceeds	-	-	-	32	-
Gain on sale of securities	42	18	213	453	-
Bargain purchase gain	-	-	2,000	(117)	2,334
Accretion of FDIC loss-share receivable	(498)	(72)	448	5	-
Other	35	33	25	37	29
Total non-interest income	2,783	3,215	5,892	3,560	4,841
Non-interest expense
Salaries and employee benefits	5,536	5,758	5,384	4,923	4,328
Equipment	667	701	516	428	351
Occupancy	657	613	685	536	445
Advertising & marketing	180	233	167	220	164
Legal & accounting	119	93	118	167	210
Consulting & other professional fees	119	131	208	198	179
Director fees & retirement	165	151	160	161	227
Telecommunications	231	274	206	204	145
Supplies	154	151	156	145	95
Data processing fees	821	856	857	615	518
(Gain) loss on sale and write-downs of other real estate owned	(7)	(27)	(139)	535	402
Loss (gain) on sale and write-downs of FDIC acquired other real estate	174	(92)	(246)	(45)	-
Foreclosed asset expenses	221	22	216	244	170
Foreclosed FDIC acquired asset expenses	162	118	72	1	-
FDIC insurance and other regulatory fees	245	179	128	354	293
Acquisition related expenses	331	254	299	474	282
Deposit intangible expense	201	207	183	207	95
Other operating	825	906	809	673	494
Total non-interest expense	10,801	10,528	9,779	10,040	8,398
Income (loss) before taxes	1,306	1,304	2,526	(738)	1,876
Applicable income tax (benefit)	335	(91)	786	(257)	661
Net income (loss)	$971	$1,395	$1,740	$(481)	$1,215

Weighted average shares - basic	8,144,382	8,229,293	8,215,077	8,213,761	8,186,502
Weighted average shares - diluted	8,145,730	8,230,206	8,216,472	8,215,090	8,187,835

Basic earnings (loss) per share	$0.12	$0.17	$0.21	$(0.05)	$0.15
Diluted earnings (loss) per share	0.12	0.17	0.21	(0.05)	0.15
Cash dividend declared per share	0.04	0.03	0.03	0.03	0.03

Heritage Financial Group, Inc.	Page 4 of 6
First Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Balance Sheet Data (at period end)
Total loans	$562,495	$560,620	$560,940	$500,724	$496,067
Loans held for sale	4,731	7,471	5,538	5,579	2,642
Covered loans	95,493	107,457	116,206	60,426	62,372
Allowance for loan losses	7,629	7,494	6,936	6,585	6,138
Total foreclosed assets	12,117	13,441	12,355	9,693	10,577
Covered other real estate owned	8,445	10,084	10,514	6,968	7,361
FDIC loss-share receivable	82,925	83,901	87,757	58,152	58,174
Intangible assets	4,647	4,848	5,056	4,388	4,713
Total assets	1,075,510	1,089,852	1,102,504	963,571	951,918
Non-interest-bearing deposits	88,582	78,823	84,716	73,382	63,134
Interest-bearing deposits	780,161	805,364	815,387	690,291	667,954
Federal home loan bank advances	35,000	35,000	35,000	35,000	60,000
Federal funds purchased and securities
sold under agreement to repurchase	37,227	35,049	36,118	31,989	31,509
Stockholders' equity	125,067	124,136	123,638	122,038	121,331

Total shares outstanding	8,668,752	8,712,031	8,712,140	8,712,750	8,712,750

Unearned ESOP shares	425,813	439,138	452,348	465,673	478,996

Book value per share	$15.17	$15.01	$14.97	$14.80	$14.74
Tangible book value per share (non-GAAP)	14.61	14.42	14.36	14.26	14.16
Market value per share	11.82	11.80	10.36	11.92	12.73

	Five Quarter Comparison
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Average Balance Sheet Data
Average interest-bearing deposits in banks	$37,999	$56,025	$102,769	$44,525	$16,150
Average federal funds sold	22,363	22,805	26,889	20,447	24,111
Average investment securities	257,863	240,101	201,762	210,261	228,530
Average loans	560,385	559,556	533,487	501,929	456,851
Average mortgage loans held for sale	4,550	7,599	4,336	3,878	737
Average FDIC Loss-Share Receivable	84,017	86,544	71,942	58,149	27,489
Average earning assets	883,160	878,487	864,907	777,162	725,642
Average assets	1,074,260	1,085,490	1,040,575	966,962	858,398
Average noninterest-bearing deposits	84,920	80,376	76,940	70,346	52,414
Average interest-bearing deposits	784,944	801,246	761,344	680,424	586,129
Average total deposits	869,864	881,622	838,284	750,770	638,543
Average federal funds purchased and securities
sold under agreement to repurchase	33,822	36,621	33,678	31,664	31,568
Average Federal Home Loan Bank advances	35,000	35,000	35,000	54,143	61,749
Average interest-bearing liabilities	853,766	872,867	830,022	766,231	679,446
Average stockholders' equity	125,503	124,257	123,844	122,528	120,248

Performance Ratios
Annualized return on average assets	0.36%	0.51%	0.67%	-0.20%	0.57%
Annualized return on average equity	3.09%	4.49%	5.62%	-1.57%	4.04%
Net interest margin	4.49%	4.19%	3.44%	3.36%	3.42%
Net interest spread	4.46%	4.17%	3.38%	3.34%	3.32%
Efficiency ratio	86.36%	85.01%	73.50%	100.38%	77.23%

Capital Ratios
Average stockholders' equity to average assets	11.7%	11.4%	11.9%	12.7%	14.0%
Tangible equity to tangible assets (non-GAAP)	11.2%	11.0%	10.8%	12.3%	12.3%
Tier 1 leverage ratio	11.4%	11.2%	11.3%	12.1%	13.4%
Tier 1 risk-based capital ratio	21.0%	21.2%	21.2%	22.2%	23.3%
Total risk-based capital ratio	22.2%	22.4%	22.4%	23.4%	24.5%

Other Information
Full-time equivalent employees	324	327	313	295	273
Number of full-service offices	21	22	23	21	20
Mortgage loan offices	11	11	11	10	5
Investment offices	3	3	3	2	2

Heritage Financial Group, Inc.	Page 5 of 6
First Quarter 2012 Earnings Release Supplement
(Dollars in thousands)

	Three Months Ended
	March 31,
	2012	2011
Loans by Type
Construction and land loans	$24,375	$27,580
Farmland loans	17,150	13,707
Permanent 1 - 4	132,172	129,371
Permanent 1 - 4 - junior liens and revolving	25,220	25,642
Multifamily	18,577	12,110
Nonresidential	150,492	119,325
Commercial business loans	59,697	52,662
Consumer and other loans	21,935	25,046
	449,618	405,443
Loans acquired through FDIC-assisted acquisitions:
Non covered loans	17,384	28,252
Covered loans	95,493	62,372
	562,495	496,067

OREO	2,992	2,659

OREO assets acquired through FDIC-assisted acquisitions:
Non Covered	680	556
Covered	8,445	-
	12,117	3,215

Asset Quality Data (excluding assets acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.70%	1.51%
Allowance for loan losses to average loans	1.35%	1.59%
Allowance for loan losses to non-performing loans	71.42%	67.63%
Accruing past due loans	$452	$1,245
Nonaccrual loans	10,681	9,077
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	10,681	9,077
OREO and repossessed assets	2,992	3,215
Total non-performing assets	13,673	12,292
Non-performing loans to total loans	2.38%	2.24%
Non-performing assets to total assets	1.27%	1.29%
QTD Net charge-offs to average loans (annualized)	0.24%	2.80%
Net charge-offs QTD	$265	$2,563

Heritage Financial Group, Inc.	Page 6 of 6
First Quarter 2012 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Quarter Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Loans by Type
Construction and land loans	$24,375	$26,804	$28,115	$26,688	$27,580
Farmland loans	17,150	17,921	18,272	13,276	13,707
Permanent 1 - 4	132,172	129,745	134,269	131,596	129,371
Permanent 1 - 4 - junior liens and revolving	25,220	26,154	26,071	26,140	25,642
Multifamily	18,577	15,797	13,754	12,755	12,110
Nonresidential	150,492	138,970	129,730	131,027	119,325
Commercial business loans	59,697	55,179	47,854	50,997	52,662
Consumer and other loans	21,935	23,872	21,955	23,592	25,046
	449,618	434,442	420,020	416,071	405,443

Loans acquired through FDIC-assisted acquisitions:
Non covered loans	17,384	18,721	24,713	24,227	28,252
Covered loans	95,493	107,457	116,206	60,427	62,372
	562,495	560,620	560,939	500,725	496,067

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.70%	1.72%	1.65%	1.58%	1.51%
Allowance for loan losses to average loans	1.35%	1.32%	1.29%	1.48%	1.59%
Allowance for loan losses to non-performing loans	71.42%	106.40%	86.76%	76.67%	67.63%
Accruing past due loans	$452	$371	$1,487	$727	$1,245
Nonaccrual loans	10,681	7,043	7,994	8,589	9,077
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	10,681	7,043	7,994	8,589	9,077
OREO and repossessed assets	2,992	3,356	1,841	2,725	3,215
Total non-performing assets	13,673	10,399	9,835	11,314	12,292
Non-performing loans to total loans	2.38%	1.62%	1.90%	2.06%	2.24%
Non-performing assets to total assets	1.27%	0.95%	0.89%	1.17%	1.29%
Net charge-offs to average loans (annualized)	0.24%	0.04%	0.73%	0.26%	2.80%
Net charge-offs	$265	$37	$650	$253	$2,563

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.
Loans acquired through FDIC-assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009 and the acquisition of Citizens Bank of Effingham in February 2011 and First Southern National Bank in August 2011.  The acquisition of The Tattnall Bank did not involve a loss-share agreement with the FDIC.  The acquisition of Citizens Bank of Effingham involved a loss-share agreement in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.